UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2015

Mobivity Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-53851	26-3439095
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

58 West Buffalo Road, Suite 200
Chandler, AZ 85225
 (Address of principal executive offices) (zip code)

(866) 622-4261
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 2, 2015, Mobivity Holdings Corp., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement and a Registration Rights Agreement with certain accredited investors in connection with a proposed private placement of up to 4,000,000 units of the Company’s securities at a price of $1.00 per unit for the gross proceeds of up to $4,000,000.  Each unit consists of one share of the Company’s common stock and a common stock purchase warrant to purchase one-quarter share of the Company’s common stock, over a five year period, at an exercise price of $1.20 per share.  The Securities Purchase Agreement includes customary representations, warranties, and covenants by the investors and the Company, and an indemnity from the Company.  Pursuant to the terms of the Registration Rights Agreement, the Company agreed to cause a resale registration statement covering the common shares made part of the units to be filed by April 30, 2015.  The Registration Rights Agreement also provides that the Company must make certain payments as liquidated damages to the investors if it fails to timely file the registration statement and cause it to become effective.

An initial closing of the units was completed on March 2, 2015.  As of March 6, 2015, the Company has sold 3,905,000 units for the gross proceeds of $3,905,000.  The Company expects to conduct additional closings for up to $4 million within the next several days of the filing of this report, however the Company has reserved the right to sell in excess of 4,000,000 units.  The foregoing description is only a summary and is qualified in its entirety by reference to the aforementioned Securities Purchase Agreement, Registration Rights Agreement and form of common stock purchase warrant contained in Exhibits 10.1, 10.2 and 4.1, respectively, each of which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

On March 2, 2015, the Company conducted the first closing of the transactions contemplated by the Securities Purchase Agreement described in Item 1.01 above.  As of March 6, 2015, the Company has sold 3,905,000 units for the gross proceeds of $3,905,000.  Each unit consists of one share of the Company’s common stock and a common stock purchase warrant to purchase one-quarter share of the Company’s common stock, over a five year period, at an exercise price of $1.20 per share.  The units were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) thereunder.  Emerging Growth Equities, Ltd. (“EGE”) acted as placement agent for the private placement and received $229,250 in commissions from the Company.  In addition, for its services as placement agent, the Company issued to EGE warrants to purchase an aggregate of 229,250 units, exercisable for a period of five years from the closing date, at an exercise price of $1.00 per unit.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description	Method of Filing

4.1	Form of Common Stock Purchase Warrant sold pursuant to Securities Purchase Agreement dated March 2, 2015 between Registrant and the investors named herein	Filed herewith
10.1	Form of Securities Purchase Agreement dated March 2, 2015 between Registrant and the investors named herein.	Filed herewith
10.2	Form of Registration Rights Agreement dated March 2, 2015 between Registrant and the investors named herein.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBIVITY HOLDINGS CORP.

March 6, 2015	By:	/s/ Dennis Becker Dennis Becker, Chief Executive Officer